Exhibit 5.1
OGIER
October 24, 2007
FGX International Holdings Limited
500 George Washington Highway
Smithfield, RI 02917
Ladies and Gentlemen:
     In connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by FGX International Holdings Limited, a British Virgin Islands business company (the “Company”), filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement and the related Registration Statement (File No. 333-139525) relate to the registration under the Act of up to (a) 6,666,667 ordinary shares, no par value, to be sold by the Company and (b) 7,133,333 ordinary shares, no par value, (including 1,800,000 ordinary shares subject to the exercise of the underwriters’ over-allotment option) to be sold by the selling shareholders named in the prospectus included in the Registration Statement (collectively, the “Shares”).
     We have acted as BVI counsel in connection with the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by officers of the Company as authentic copies of originals, of the following documents: (i) the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs on August 30, 2007, (ii) Amended and Restated Memorandum and Articles of Association approved by unanimous resolutions of the directors of the Company on October 18, 2007, (iii) resolutions of the Company’s Board of Directors dated October 16, 2007 and October 23, 2007 (the “Resolutions”) authorizing the issuance and sale in a public offering of the Shares, (iv) a registered agent certificate in respect of the Company dated October 3, 2007 identifying the directors and officers of the Company issued by the Company’s registered agent, (v) a copy of the register of directors updated as of October 3, 2007, and (vi) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.
     In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have further assumed without verification the accuracy and completeness of all corporate records made available to us by the Company. To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of the directors and/or officers of the Company as to certain factual matters; we have not independently verified the accuracy of such factual matters.
     The opinions set forth below are limited to the laws of the British Virgin Islands, and we express no opinion with respect to the effect of the laws of any other jurisdiction. Furthermore, we have assumed that there is nothing under the laws of such other jurisdictions that would affect the opinions appearing herein.
     On the basis of and subject to the foregoing, and in reliance thereon and subject to the limitations and qualifications set forth in this opinion, we are of the opinion that the Shares, when issued, sold and allotted in accordance with and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.
Very faithfully,
/S/ Ogier
OGIER